Exhibit 23.2

KPMG LLP	Telephone (514) 840-2100
Chartered Accountants	Fax (514) 840-2187
600 de Maisonneuve Blvd. West	Internet www.kpmg.ca
Suite 1500
Montréal Québec H3A 0A3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Birks & Mayors Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Birks & Mayors Inc. of our report dated July 12, 2010 with respect to the consolidated balance sheets of Birks & Mayors Inc. and subsidiaries as of March 27, 2010 and March 28, 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows, for the years ended March 27, 2010, March 28, 2009 and March 29, 2008, which report appears in the Birks & Mayors Inc. Annual Report on Form 20-F.

/s/ KPMG LLP

Montreal, Canada

December 13, 2010

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG

International Cooperative (“KPMG International”), a Swiss entity. KPMG

Canada provides services to KPMG LLP.